As filed with the Securities and Exchange Commission on June 2, 1997

                                                      Registration No. 333-25003

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -------------------------

                AMENDMENT NO. 2 (POST-EFFECTIVE AMENDMENT NO. 1)
                       TO FORM S-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 ON FORM S-8

                            -------------------------

                   MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
             (Exact name of Registrant as specified in its charter)

              Delaware                               36-3145972
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)              Identification Number)

                                  1585 Broadway
                            New York, New York 10036
                    (Address of Principal Executive Offices)
                            -------------------------

        Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan
        Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan
                Morgan Stanley Group Inc. 1986 Stock Option Plan
                            (Full title of the Plans)
                            -------------------------


                              Christine A. Edwards
           Executive Vice President, Chief Legal Officer and Secretary
                                  1585 Broadway
                            New York, New York 10036
                     (Name and address of agent for service)

                                 (212) 761-4000
          (Telephone number, including area code, of agent for service)
                            -------------------------


This Post-Effective Amendment to Form S-4 Registration Statement on Form S-8 relates to 19,423,436 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Morgan Stanley, Dean Witter, Discover & Co. (the "Registrant") issuable to holders of options to purchase shares of Common Stock, par value $1.00 per share, of Morgan Stanley Group Inc. ("Morgan Stanley") which were assumed by the Registrant upon the effective time of the merger of Morgan Stanley with and into the Registrant (the "Merger"), on May 31, 1997. These shares of Common Stock were originally registered on the Registrant's Registration Statement on Form S-4 to which this is an amendment; accordingly, the registration fee in respect of such Common Stock was paid at the time of the original filing of the Registration Statement relating to such Common Stock.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (the name of which was changed to Morgan Stanley, Dean Witter, Discover & Co. on May 31, 1997 in connection with the Merger) are hereby incorporated by reference into this Registration
Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

                  (c) Current Reports on Form 8-K dated January 22, 1997, February 4, 1997 (two reports), February 20, 1997, February 27, 1997, February 28, 1997, April 15, 1997, April 17, 1997 (two reports), April 30, 1997 and May 31, 1997.

                  (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993.

                  (e) The description of the Registrant's Shareholder Rights Plan contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995.

                  (f) Amendment dated as of February 4, 1997, to the Rights Agreement dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997).

                  The following documents filed with the Commission by Morgan Stanley are incorporated by reference into this Registration Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended November 30, 1996.

                  (b) Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1997.

                  (c) Current Reports on Form 8-K of Morgan Stanley dated December 18, 1996, December 26, 1996, January 7, 1997, January 24, 1997, February 4, 1997, February 5, 1997, February 20, 1997, February 21, 1997, February 28, 1997, March 27, 1997, April 14, 1997, April 17,
         1997 and April 30, 1997.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant ("Certificate of Incorporation") and Section
6.07 of the Amended and Restated By-Laws of the Registrant ("By-Laws"), each as amended to date, provide for the indemnification of directors and officers. Under these provisions, any person who is a director or officer of the Registrant or a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Registrant (a "Subsidiary") shall be indemnified by the Registrant to the fullest extent permitted by applicable law. The Registrant's Certificate of Incorporation and By-Laws also provide that the Registrant may, by action of the Board of Directors, provide indemnification to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Registrant or a Subsidiary, to the same scope and effect as the foregoing indemnification of directors and officers of the Registrant.

                  The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

                  Under the By-Laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Registrant or a Subsidiary would have the power to indemnify him against such expense, liability or loss under the provisions of applicable law.

                  The Registrant has in effect insurance policies in the amount of $75 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

4.1 Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan (previously filed as an annex to Morgan Stanley's
                  Schedule 14A on February 26, 1996 and incorporated herein by reference).

4.2 Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, as amended to date (previously filed as Exhibit 10.12 to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by reference).

4.3 Morgan Stanley Group Inc. 1986 Stock Option Plan, as amended to date (previously filed as Exhibit 10.7 to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by reference).

4.4 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference).

4.5 Amended and Restated By-Laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference).

4.6 Rights Agreement dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical
                  Bank), as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate (previously filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed on April 26, 1995 and incorporated herein by reference).

4.7 Amendment dated as of February 4, 1997, to the Rights Agreement dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference).

4.8 Amended and Restated Agreement and Plan of Merger (previously filed as Annex I to the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-25003) filed on April 11, 1997 and incorporated herein by reference).

5* Opinion of Cravath, Swaine & Moore regarding the legality of the common stock being registered hereby.

15.1 Letter of Awareness from Deloitte & Touche LLP concerning unaudited interim financial information.

15.2 Letter of Awareness from Ernst & Young LLP concerning unaudited interim financial information.

23.1              Consent of Deloitte & Touche LLP.

23.2*             Consent of Cravath, Swaine & Moore (included in Exhibit 5).

23.3              Consent of Ernst & Young LLP.

24                Powers of Attorney (included on signature page).


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*        Previously filed.

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 (Post-Effective Amendment No. 1) to Form S-4 Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 2nd day of June, 1997.

                                      MORGAN STANLEY, DEAN WITTER,
                                      DISCOVER & CO.
                                      (Registrant)

                                      By:/s/ Philip J. Purcell
                                         -------------------------------
                                         Philip J. Purcell
                                         Chairman of the Board and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

                  We, the undersigned directors and executive officers of Morgan Stanley, Dean Witter, Discover & Co., hereby severally constitute Christine A. Edwards, Mitchell M. Merin, Ronald T. Carman, Michael T. Gregg, Jonathan M. Clark, Ralph L. Pellecchio, Martin M. Cohen, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to the registration statement filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said registration statement.

                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 (Post-Effective Amendment No. 1) to Form S-4 Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 2nd day of June, 1997.

            Signature                                         Title
            ---------                                         -----
     /s/ Philip J. Purcell
  --------------------------               Chairman of the Board, Chief
        Philip J. Purcell                  Executive Officer and Director

      /s/ John J. Mack
  --------------------------               President, Chief Operating Officer
          John J. Mack                     and Director

     /s/ Thomas C. Schneider
  --------------------------               Executive Vice President, Chief
       Thomas C. Schneider                 Strategic and Administrative Officer
                                           and Director

            Signature                                         Title
            ---------                                         -----
     /s/ Richard B. Fisher
  --------------------------               Chairman of Executive Committee of
        Richard B. Fisher                  Board of Directors and Director

     /s/ Robert G. Scott
  --------------------------               Executive Vice President and Chief
         Robert G. Scott                   Financial Officer

     /s/ Robert P. Seass
  --------------------------               Controller (Principal Accounting
         Robert P. Seass                   Officer)

     /s/ Robert P. Bauman
  --------------------------               Director
        Robert P. Bauman

     /s/ Edward A. Brennan
  --------------------------               Director
        Edward A. Brennan

     /s/ Daniel B. Burke
  --------------------------               Director
         Daniel B. Burke

     /s/ C. Robert Kidder
  --------------------------               Director
        C. Robert Kidder

     /s/ Miles L. Marsh
  --------------------------               Director
         Miles L. Marsh

     /s/ Michael A. Miles
  --------------------------               Director
        Michael A. Miles

     /s/ Allen E. Murray
  --------------------------               Director
         Allen E. Murray

     /s/ Paul J. Rizzo
  --------------------------               Director
          Paul J. Rizzo

  /s/ Clarence B. Rogers, Jr.
  --------------------------               Director
    Clarence B. Rogers, Jr.

   /s/ Laura D'Andrea Tyson
  --------------------------               Director
     Laura D'Andrea Tyson

                                  Exhibit Index

Exhibit No.                 Description of Document

4.1 Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan (previously filed as an annex to the Morgan Stanley's Schedule 14A filed on February 26, 1996 and incorporated herein by reference).

4.2 Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, as amended to date (previously filed as Exhibit 10.12 to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by reference).

4.3 Morgan Stanley Group Inc. 1986 Stock Option Plan, as amended to date (previously filed as Exhibit 10.11 to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by reference).

4.4 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference).

4.5 Amended and Restated By-Laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference).

4.6 Rights Agreement dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate (previously filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on April 26, 1995, and incorporated herein by reference).

4.7 Amendment dated as of February 4, 1997, to the Rights Agreement dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (previously filed as
                       Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference).

4.8 Amended and Restated Agreement and Plan of Merger (previously filed as Annex I to the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-25003) filed on April 11, 1997 and incorporated herein by reference).

5* Opinion of Cravath, Swaine & Moore regarding the legality of the common stock being registered hereby.

15.1 Letter of Awareness from Deloitte & Touche LLP concerning unaudited interim financial information.

15.2 Letter of Awareness from Ernst & Young LLP concerning unaudited interim financial information.

23.1                   Consent of Deloitte & Touche LLP.

23.2*                  Consent of Cravath, Swaine & Moore (included in Exhibit
                       5).

23.3                   Consent of Ernst & Young LLP.

24                     Powers of Attorney (included on signature page).





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*        Previously filed.